SUB-ITEM 77I

MFS Core Equity Fund and MFS Technology Fund, each a series of MFS Series Trust I (the "Trust"), each established a new class of shares, Class R5 Shares, effective December 11, 2012, as described in each fund's prospectus contained in Post-Effective Amendment No. 63 to the Registration Statement of the Trust (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 27, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.